UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 25, 2024

Date of Report

 (Date of earliest event reported)

Trutankless, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-54219	26-2137574
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15900 North 78th Street

Suite 200

Scottsdale, AZ 85260

(480) 275-7572

(Address and Telephone Number of Registrant’s Principal Executive Offices and Principal Place of Business)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 25, 2024 the Board of Directors (the “Board”) of Trutankless, Inc. (the “Company”) appointed Mr. Rod Sperry to serve as Chief Financial Officer of the Company.  Mr. Guy Newman will remain in his positions as Chief Executive Officer and Director of the Company.

Mr. Sperry, age 56, has over fourteen years of experience in public accounting at leading accounting services and consulting firms in Utah.  His industry background includes audits for both private and publicly traded companies in various industries including manufacturing, distribution, mining, energy, and not for profit organizations. He has served as outside controller for several public companies over the last fourteen years and has been responsible for SEC filings and compliance.  Mr. Sperry was a licensed CPA in the state of Utah from February 2001 through September 2014 and has operated his own practice for the past fourteen years.  He obtained his Bachelor degree in accounting from Westminster College and his Master’s degree in business administration from Utah State University.,

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Employment Agreement dated November 25, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUTANKLESS, INC.

Dated: November 26, 2024	/s/ Guy Newman
Guy Newman
Principal Executive Officer

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